In this location on the original
copy of this document there is a
stamp from the State of Utah,
Secretary of States office
certifying that this document was filed
in their office on January 7, 1982.



                            ARTICLES OF INCORPORATION

                                       OF

                         HAMILTON EXPLORATION CO., INC.


                                    ARTICLE I

      The name of the Corporation shall be: HAMILTON EXPLORATION CO., INC.

                                   ARTICLE II
                                    DURATION

     The duration of the Corporation shall be perpetual unless sooner dissolved according to law.

     ARTICLE III The purpose or purposes for which the Corporation is organized are as follows:

         (a) To engage in the business of investigation, acquisition, exploration, development and mining of mineral properties, with particular emphasis on gold and other precious metals, independently or in joint venture or combination; and all activities and transactions incidental, necessary or appropriate to its business as permitted by law.

         (b) To borrow money for the purpose of the Corporation and to issue bonds, notes and other evidences of indebtedness without giving security or by securing the same by pledge of mortgage of the whole or any part of the property of the Corporation.

         (c) To issue stock for cash in payment for property or services rendered, and to purchase, hold, sell and transfer shares of its own capital stock, provided that it shall not use its funds or property for the purchase of its own capital stock when the same would cause any impairment of its capital, and provided, further, that shares of its own capital stock belonging to it shall not be voted directly or indirectly.

         (d) To enter into, make and perform contracts of every kind and description, with any person, firm, association or corporation, municipality, body politic, country, territory, estate, government or colony, or any dependency of any political unit.

         (e) To conduct its business from one or more offices, and to conduct all or any part thereof within and beyond the limits of the State of Utah.

         (f) To do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or incidental to the powers therein named, or which shall at the time appear conducive or expedient for the protection or benefit of the Corporation, either as holders of or interest in any property, or otherwise; with all powers, now or hereafter conferred by the laws under which this Corporation is organized.

         (g) To establish one or more subsidiary corporations under the laws of the State of Utah or any other state, and to qualify any such subsidiary corporations in any state to accomplish any of ht objects or purposes of the Corporation.

         (h) The foregoing clauses shall be construed as independent objects, purposes and powers, and each of the objects, purposes and powers herein mentioned shall be in furtherance, but not in limitation, of the others and shall, except where otherwise expressly set forth, be in nowise limited or restricted by reference to or inference from the terms of any clause.


                                   ARTICLE IV

     The authorized capital of the Corporation shall be Twenty Thousand Dollars ($20,000.00). The aggregate number of shares which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares of common capital stock of a $.0001 par value; all stock to be of one class; nonassessable and fully-paid when issued; each share entitled to one vote at all special or annual meetings of shareholders; with no provision for cumulative voting or pre-emptive rights. The Corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares. The Board of Directors is authorized to establish, in conformity and compliance with the applicable provisions of the Utah Business Corporation Act, preferred or any special class of capital stock, in a series or debt securities, to designate such series and to establish the variation in the relative rights and preferences as between series.

                                    ARTICLE V
                          ADDRESS AND REGISTERED AGENT

     The registered address of the Corporation shall be 926 Kennecott Building, Salt Lake City, Utah 84133 and the registered agent shall be G. Harvey Hamilton.

                                   ARTICLE VI
                                 INCORPORATORS

     The name and address of each incorporator are as follows:

                           G. Harvey Hamilton
                           778 17th Avenue
                           Salt Lake City, Utah 84103

                           Patricia C. Hamilton
                           778 17th Avenue
                           Salt Lake City, Utah 84103

                           DeVere R. Christensen
                           2131 Parkway Avenue
                           Salt Lake City, Utah 84106

                                   ARTICLE VII

     The Board of Directors shall consist of not less than three (3) members and not more than eleven (11) members.

                                  ARTICLE VII

     The name and address of each person who is to serve as a director until the first annual meeting of shareholders or until their successors shall be elected and qualify are as follows:

                           G. Harvey Hamilton
                           778 17th Avenue
                           Salt Lake City, Utah 84103

                           Patricia C. Hamilton
                           778 17th Avenue
                           Salt Lake City, Utah 84103

                           DeVere R. Christensen
                           2131 Parkway Avenue
                           Salt Lake City, Utah 84106

                              ARTICLE IX MANAGEMENT

     (a) Board of Directors:

     The Board of Directors shall be elected by the stockholders at the annual stockholders' meeting and serve a term of one year and shall hold office until their successors are duly elected and qualified. Each director must be a stockholder of record Officers and employees need not be stockholders. The Board of Directors shall have the right to elect any stockholder to a vacancy on the Board of Directors created by the death, resignation or any other cause, to serve the remainder of the term of his predecessor and until a successor is elected and qualified. The Board of Directors shall have the right to create new officers and agents for the Corporation and to define their authority and duties; the said officers and agents need not be stockholders; the property of the Corporation may be sold by the Board of Directors for whatever consideration the Board shall deem adequate without authorization or subsequent ratification by the stockholders.

(b) Directors

     Meetings: The Board of Directors shall meet at such regular times as shall be established by the Board of Directors from time to time. All directors not present at any meeting where the dates set for a further meeting must be notified at least five (5) days in advance of said meeting. A majority of the number of Directors entitled to vote at any meeting shall constitute a quorum. In the event that any notes at any Directors' Meeting shall be equally for or against a proposition, and the matter cannot be resolved after a second roll call, the President, or in his absence, the Vice President, shall have the power to cast the deciding Vote.

(c) Removal -

     Resignation: Officers and Directors may be removed with or without cause at any time by the vote of a majority of the stock for the purpose. Any Officer or Director may resign by filing his written resignation with the Secretary of the Corporation; and in case of the resignation of the Secretary, with the President or Vice President and upon acceptance thereby by the Board of Directors, such resignation shall become effective. In the event that the resignation is not acted upon within (5) days of the time said resignation is served upon the proper officer, the resignation shall become automatically effective, and the office shall be vacant.

                                   ARTICLE XI

a) Annual Meetings:

     The annual stockholders' meeting of the Corporation shall be held on such date and such time and at such place, either within or without the State of Utah, as shall be determined by the Board of Directors.

(b)  Notices:

     Notices of any annual or special meeting of the stockholders must be given by mailing notice to each stockholder at least ten (10) days prior to the date and hour for the said meeting.

(c)  Majority  Vote of Stock  Present

     Shall Govern: Any resolution or business transaction at any annual or special stockholders' meeting may be transacted by vote of a majority of the stockholders present or represented by proxy and voting; and no particular number of shares need be present or any particular number of shares be voted in order for the stockholders to conduct business at any such meeting.

(d) Special  Meetings:

     Special meetings of the stockholders may be called by the President, Vice President or by a majority of the Directors or by any number of shareholders who collectively are holders of record of not less than twenty-five percent (25%) of the common capital stock of the Corporation then issued and outstanding. ARTICLE XII NON-LIABILITY OF STOCKHOLDERS AND MANAGEMENT The stockholders or officers and directors of the Corporation shall not be liable for the debts or obligations of the Corporation.

                                  ARTICLE XIII
                           COMPENSATION OF MANAGEMENT

     The compensation to be paid the officers and directors will be fixed by the Board of Directors and the Board of Directors is hereby specifically authorized to make provision for reasonable compensation to its members for their services as Directors and to fix the basis and conditions upon which such compensation shall be paid. Any director or stock holder may also serve the Corporation in any form.

                                   ARTICLE XIV
                              TRANSACTION WITH THE
                 MANAGEMENT OR AFFILIATES PERMITTED: CONDITIONS

     The Corporation may deal with, purchase from, sell to, contract with or otherwise engage in business with any of its officers, directors, stockholders or affiliated persons, without liability to the Corporation or the person or persons with whom such transaction or transactions are conducted, provided only that such transaction or transactions be conducted in good faith.

                                   ARTICLE XV
               ISSUANCE OF UNISSUED STOCK OF THE CORPORATION AND
                                 DEBT SECURITIES

     The Board of Directors may issue the unissued stock of the Corporation, and authorize and issue debt securities without prior approval of or submission to the stockholders in exchange for assignment or payment to the Corporation of cash, or the other assets at the current fair market value of the Corporation's capital stock and the current fair market value of the assets assigned or transferred to the corporation.

                                   ARTICLE XVI
                                   PAYMENT OF
                          PARTIAL LIQUIDATING DIVIDENDS

     The Board of Directors may declare and distribute one or more partial liquidating dividends in cash, stock or other assets of the Corporation, without approval of or submission to the vote of the stockholders, provided such dividend is declared and paid out in compliance with the applicable provision of the Utah Business Corporation Act.

                                  ARTICLE XVII

     The Board of Directors may mortgage or encumber any of the assets of the Corporation without approval of or submission to the vote of the stockholders, for any purpose deemed by the Board of Directors, in its sole discretion to be beneficial to the Corporation.

                                  ARTICLE XVIII
                                   AMENDMENTS

     The Articles may be amended at any annual meeting of the stockholders or at any special meeting called for the purpose by the vote of the majority of the stock voted at such meeting. WITNESS our hands and seals this 7th day of January, 1982.

                                                      /s/ G. Harvey Hamilton
                                                     G. Harvey Hamilton

                                                     /s/ Patricia C. Hamilton
                                                     Patricia C. Hamilton

                                                     /s/ DeVere R. Christensen
                                                     DeVere R. Christensen

STATE OF UTAH               )
                                     : ss.
COUNTY OF SALT LAKE)

     On this 7th day of January, 1982, personally appeared before me G. HARVEY HAMILTON,PATRICIA C. HAMILTON and DEVERE R. CHRISTENSEN, who by me being first duly sworn, did swear that they and each of the m had read the foregoing Articles of Incorporation and, before me, they did each execute the same.

                                       /s/ un-legible signature of Notary Public
My commission Expires:                 NOTARY PUBLIC
                                       I reside at Salt Lake City, Utah
June 4, 1983